Exhibit 99.1

BANDWIDTH ISSUES STATEMENT ON RECENT DDOS ATTACK
RALEIGH, N.C. – Oct. 5, 2021 -- Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today issued the following statement in a blog post from CEO David Morken:
To our customers and partners:
On Tuesday, Sept. 28, I posted here to inform you of a DDoS attack aimed at Bandwidth and other providers in the VoIP industry. Here’s where we stand now:
I’m pleased to report that our mitigation efforts are proving successful. Bandwidth’s network has been largely stable and operating at normal service levels since the evening of Sept. 29, although there have been some continued intermittent disruptions.
In the midst of some incredibly challenging moments, I have been inspired by the response of our customers. We’ve had some difficult conversations this past week, but for every tough call, we’ve had multiple positive, supportive ones. Even as our customers are understandably concerned, we’ve been moved by the many demonstrations of support we have received. Some of our very largest customers have been at the table with us, fighting shoulder-to-shoulder in unprecedented ways and collaborating with us to defend the ecosystem.
We are staying vigilant, and our confidence is growing.
First, we will continue to vigorously defend against these attacks.
Second, we continue to serve our customers with transparency, candor, and integrity. Some of you may have suffered service impacts as a result of this attack. In every conversation, ticket, and TAC call, we will reinforce that your trust and faith in Bandwidth is deserved.
Finally, we will continue to collaborate with our customers and partners to keep the VoIP ecosystem strong. The attackers took advantage of the unique characteristics of real-time communications, as well as the highly interconnected nature of our industry. Our deep collaboration with some of Bandwidth’s most intrepid customers and partners allowed us to go on the offensive against the perpetrators in an unprecedented way. Our response to this attack is enhancing the playbook for how to fight back against an industry-wide threat for which there is no off-the-shelf response. We will make every effort to share these learnings in hopes of making our entire ecosystem safer.
Thank you for your partnership,
David Morken

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global communications software company that helps enterprises connect people around the world with cloud-ready voice, messaging, and emergency services. Backed by a global network of more than 60 countries reaching over 90 percent of GDP, companies like Cisco, Google, Microsoft, RingCentral, Uber and Zoom use Bandwidth's APIs to easily embed communications into software and applications. Bandwidth has more than 20 years in the technology space and was the first Communications Platform-as-a-Service (CPaaS) provider to offer a robust selection of APIs built around our own global network. Our award-winning support teams help businesses around the world solve complex communications challenges every day. More information is available at www.bandwidth.com.

Forward-Looking Statements
This current report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this current report on Form 8-K other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,”

“intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations regarding the distributed denial of service (“DDoS”) attack discussed above, as well as data loss or other security breaches, our ability to asses and remedy the DDoS attack referenced above, and legal, reputational and financial risks resulting from this or other cybersecurity incidents. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation; projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of current report on Form 8-K to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date hereof.

Investor Contact:
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com

Media Contact:
David Doolittle
Bandwidth
919-275-5571
ddoolittle@bandwidth.com